                            CERTIFICATE OF AMENDMENT

                                       TO

                            CERTIFICATE OF FORMATION

                                       OF

                                 CS LIMITED, LLC

     1. The name of the limited liability company is CS Limited, LLC.

     2. The Certificate of Formation of the limited  liability company is hereby amended by changing  Article FIRST  thereof so that,  as amended,  Article FIRST shall be and read as follows:

     FIRST. The name of the company shall be: CST Limited, LLC.

     3. This  Certificate  of Amendment  to  Certificate  of Formation  shall be effective as of May 31, 2001.

     IN WITNESS  WHEREOF,  the  undersigned  has executed  this  Certificate  of
Amendment to Certificate of Formation as of this 31st day of May 2001.

                                      CINERGY SOLUTIONS, INC.

                                      /s/ Douglas C. Taylor
                                      ---------------------
                                      Douglas C. Taylor
                                      Assistant Secretary